Exhibit 99.9

UNAUDITED PROFORMA FINANCIAL INFORMATION

On February 20, 2026, LSI Industries Inc. (“LSI” or the “Company”) has entered into a definitive agreement to acquire privately held Royston Group (“Royston”), a leader in identity and equipment solutions for retail environments, from Industrial Opportunity Partners (“IOP”) for a purchase price of $320 million in cash and $5 million in the issuance of shares of the Company’s common stock valued as of the closing price of the Company’s common stock on February 19, 2026. The transaction is subject to Hart-Scott-Rodino clearance and is expected to close in the third quarter of LSI’s 2026 fiscal year. The following unaudited proforma financial information has been prepared in accordance with Article 11 of Regulation S-X and gives effect to the acquisition by LSI using the acquisition method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial information.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the transaction had occurred on December 31, 2025, and the Unaudited Pro Forma Condensed Combined Statement of Operations are presented to give effect to the merger as if it occurred on July 1, 2024. The proforma financial information should be read in conjunction with the following:

●

LSI’s historical consolidated financial statements that were included in its Quarterly Report on Form 10-Q for the period ended December 31, 2025, and Annual Report on Form 10-K for the year ended June 30, 2025.

●

Royston’s historical financial statements are included in this Current Report on Form 8-K. The historical statements of Royston have been adjusted to conform to the Company’s financial statement presentation.

The unaudited pro forma statements of operations are presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred on July 1, 2024, nor is it necessarily indicative of the future results of the operations. The unaudited proforma condensed combined statements of operations and proforma condensed combined balance sheet include adjustments to reflect the allocation of the purchase price to acquired assets and assumed liabilities of Royston and related financing for this transactions.

The unaudited proforma condensed combined financial information is based on the assumptions and proforma adjustments that are described in the accompanying notes. The proforma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing, may occur and these differences could have a material impact on the accompanying unaudited proforma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had LSI and Royston been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

LSI Industries Inc.

Unaudited Proforma Condensed Balance Sheet

December 31, 2025

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	LSI	Royston	Adjustments		Total
(in thousands, except shares)
ASSETS
Current assets
Cash and cash equivalents	$6,407	$3,276			$9,683
Accounts receivable, net	90,618	35,696			126,314
Inventories	82,023	30,564			112,587
Refundable income tax	998	4,587			5,585
Other current assets	7,213	2,494			9,707
Total current assets	187,259	76,617	-		263,876
Property, Plant and Equipment, at cost
Land	4,029				4,029
Buildings	24,928	4,787	(538)	B	29,177
Machinery and equipment	78,769	32,664	(12,294)	B	99,139
Construction in progress	1,913	3,881			5,794
	109,639	41,332	(12,832)		138,139
Less accumulated depreciation	(79,267)	(20,615)	20,615	B	(79,267)
Net property, plant and equipment	30,372	20,717	7,783		58,872

Goodwill	64,089	11,685	111,739	D	187,513
Other intangible assets, net	75,106	60,719	66,281	C	202,106
Operating lease right-of-use assets	30,080	23,122			53,202
Deferred tax assets	5,561	5,260			10,821
Other long-term assets, net	3,839	1,697			5,536
Total assets	$396,306	$199,817	$185,803		$781,926

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
Current portion of debt	$-	$43,730	$(43,730)	E	-
Accounts payable	43,334	12,072			55,406
Accrued expenses and other total current liabilities	43,841	20,809	7,000	G	71,650
Total current liabilities	87,175	76,611	(36,730)		127,056

Long-term debt	27,939	33,276	206,724	A, E	267,939
Operating lease liabilities	23,247	20,740			43,987
Other Long-Term Liabilities	3,310				3,310
Deferred tax liabilities	3,197				3,197
Commitments and contingencies	3,341				3,341
Shareholders' Equity
Common shares	170,489	57,681	27,319	A,F	255,489
Treasury shares, without par value	(10,845)				(10,845)
Deferred compensation plan	10,845				10,845
Retained earnings	76,733	11,557	(11,557)	F, G	76,733
Accumulated other comprehensive income	875	(48)	48	F	875
Total shareholders' equity	248,097	69,190	15,809		333,096

Total liabilities & shareholders' equity	$396,306	$199,817	$185,803		$781,926

LSI Industries Inc.

Unaudited Proforma Condensed Combined Statement of Operations

Six Months Ended December 31, 2025

(Unaudited)

(amounts in thousands except per share data

	Historical	Historical	Pro Forma		Pro Forma
	LSI	Royston	Adjustments		Total
Sales	$304,251	$135,842			$440,093

Cost of goods sold	226,540	101,842	292	H	328,674
Gross profit (loss)	77,711	34,000	(292)		111,419

Selling and administrative costs	57,874	21,785	(509)	I, G	79,150
Operating income	19,837	12,215	217		32,269

Interest expense	1,320	3,907	226	K	5,453
Other (income)/expense	427	(430)	(378)	J	(381)
Income (loss) before taxes	18,090	8,738	369		27,197

Income tax expense	4,478	2,123	89	L	6,690
Net income (loss)	$13,612	$6,615	$280		$20,507

Earnings per share
Basic	$0.44				$0.57
Diluted	$0.43				$0.56

Weighted average common shares outstanding
Basic	30,803		4,989	A	35,792
Diluted	31,685		4,989	A	36,674

LSI Industries Inc.

Unaudited Proforma Condensed Combined Statement of Operations

Twelve Months Ended June 30, 2025

(Unaudited)

(amounts in thousands except per share data

	Historical	Historical	Pro Forma		Pro Forma
	LSI	Royston	Adjustments		Total
Sales	$573,377	$269,476			$842,853

Cost of goods sold	431,597	205,958	583	H	638,138
Gross profit (loss)	141,780	63,518	(583)		204,715

Selling and administrative costs	106,011	43,902	5,982	I, G	155,895
Operating income (loss)	35,769	19,616	(6,565)		48,820

Interest expense	3,129	9,057	3,230	K	15,416
Other (income)/expense	(398)	427	(756)	J	(727)
Income (loss) before taxes	33,038	10,132	(9,039)		34,131

Income tax expense (benefit)	8,655	(4,658)	(1,898)	L	2,099
Net income (loss)	$24,383	$14,790	$(7,141)		$32,032

Earnings per share
Basic	$0.82				$0.92
Diluted	$0.79				$0.89

Weighted average common shares outstanding
Basic	29,903		4,989	A	34,892
Diluted	30,832		4,989	A	35,821

NOTE 1 – RECONILIATION OF SSR HOLDING, INC. STATEMENT OF OPERATIONS

To reconcile the consolidated statements of operations for SSR Holdings Inc. (“Royston”) filed in the Form 8-K report for the year ended December 31, 2024, and the nine months ended September 30, 2025, the following tables provide the quarterly financial information supporting the combined statement operations used in the proforma.

LSI Industries Inc.
Unaudited Proforma Condensed Combined Statement of Operations
Royston Twelve Months Ended March 31, 2025	A	B	C	A+B-C
(Unaudited)	12 Mos 12.31.24	3 Mos 3.31.25	3 Mos 3.31.24	12 Mos 3.31.25
(amounts in thousands except per share data	Historical	Historical	Historical	Historical
	Royston	Royston	Royston	Royston
Sales	$271,328	$66,544	$(68,396)	$269,476

Cost of Goods Sold	210,835	49,407	(54,284)	205,958
Gross Profit	60,493	17,137	(14,112)	63,518

Selling and Administrative Costs	42,818	11,418	(10,334)	43,902
Operating Income	17,675	5,719	(3,778)	19,616

Interest Expense	9,502	2,093	(2,538)	9,057
Other (Income)/Expense	363	27	37	427
Income Before Taxes	7,810	3,599	(1,277)	10,132

Income Tax Expense	(5,010)	875	(523)	(4,658)
Net Income	$12,820	$2,724	$(754)	$14,790

LSI Industries Inc.
Unaudited Proforma Condensed Combined Statement of Operations
Royston Six Months Ended September 2025	A	B	A-B
(Unaudited)	9 Mos 9.30.25	3 Mos 3.31.25	6 Mos 9.30.25
(amounts in thousands except per share data	Historical	Historical	Historical
	Royston	Royston	Royston
Sales	$202,386	$(66,544)	$135,842

Cost of Goods Sold	151,249	(49,407)	101,842
Gross Profit	51,137	(17,137)	34,000

Selling and Administrative Costs	33,203	(11,418)	21,785
Operating Income	17,934	(5,719)	12,215

Interest Expense	6,000	(2,093)	3,907
Other (Income)/Expense	(403)	(27)	(430)
Income Before Taxes	12,337	(3,599)	8,738

Income Tax Expense	2,998	(875)	2,123
Net Income	$9,339	$(2,724)	$6,615

Basis of Presentation

The unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of LSI Industries Inc. (LSI or Company) which were included in its Quarterly Report on Form 10-Q for the six months ended December 31, 2025, and Annual Report on Form 10-K for the year ended June 30, 2025, and Royston financial statements for the comparable periods are included in this Current Report on Form 8K. The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2025, and the year end June 30, 2025, combine the historical statements of operations of LSI and Royston, adjusted to reflect the pro forma effect as if the acquisition of Royston occurred on July 1, 2024 (the first day of the LSI’s 2025 fiscal year). The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of LSI and Royston as of December 31, 2025, and reflects the pro forma effect as if the acquisition of Royston occurred on that date.

The unaudited proforma condensed combined financial information is based on management’s current best estimate of the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and is analyzed and has been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

Pro Forma Adjustments

A – Estimated Purchase consideration for the acquisition of Royston Group (Royston) for $325 million which includes $320 million of cash and $5 million equity with the difference coming from the Company’s credit facility and through a private sale of equity. The Company anticipates raising $100 million net of discount with the remaining $240 million though the Company’s credit facility. Assume an average stock price of $21 per share through the private equity offering (totaling 4,761,905 shares) and $22 per share for the $5 million shares (totaling 227,272 shares) which are part of the purchase consideration. The value of these shares was determined at the close of business on 2/19/2026.

B – Adjust Royston’s fixed assets to the expected fair market value

C - Fair value estimate of Royston’s intangible assets

D – Estimated value of Royston’s goodwill

E – Elimination of Royston's existing debt

F - Elimination of Royston’s existing common stock and retained earnings

G – Acquisition transaction costs of $7 million

H – The increase in depreciation expense related to the fair value estimate of Royston’s fixed assets. Over a 6-month period, depreciation expense will increase $292K and over a 12-month period depreciation expense will increase $583K. The plant machinery and equipment will be mostly impacted by the revaluation, which carries a 10-year life.

I – To eliminate the intangible asset amortization expense recorded prior to acquisition and to record the amortization expense of Royston’s revalued intangible assets. Intangible assets will consist of the Royston Trade Name (indefinite life), Technology assets (7-year life), Non-Compete assets (5-year life), and a Customer Relation asset (20-year life). Amortization expense will be $3,515K over a 6-month period and $7,030K over a 12-month period.

Tradename - Indefinite life	23,600
Technology Asset - 7 year life	18,000
Non-Compete - 5 year life	1,400
Customer Relationship - 20 year life	84,000
127,000

J – To remove private equity distribution fees from historical Royston totaling $378K for a 6-month period and $755K for a 12-month period that will not carryover to LSI.

K – To record the elimination of historical Royston interest expense of $12.2 million annually and $7.5 million over 6 months, and also record interest expense on borrowed funds to purchase Royston totaling $240 million plus existing revolver balance of $28M multiplied by the annual borrowing rate of 5.75% which equates to $15.4 million annually and 7.7 million over 6 months.

L – to apply a 21% statutory tax rate to the net effect of all proforma adjustments.